                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant / /
     Filed by a party other than the registrant /X/
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            DANIEL INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            DANIEL INDUSTRIES, INC.
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                    DANIEL
                               INDUSTRIES, INC.
                                    (LOGO)
          9753 Pine Lake Drive - Houston, Texas 77055 - (713) 467-6000

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 2, 1995

     Notice is hereby given that the annual meeting of stockholders of Daniel Industries, Inc. (the "Company") will be held in the Capitol Suite, Eighth Floor, Houston Club Building, 811 Rusk Avenue, Houston, Texas, at 4:00 p.m. on Thursday, February 2, 1995, for the following purposes:

          1. To elect three Class II directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified.

          2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

     Only holders of record of shares of Common Stock of the Company at the close of business on December 19, 1994, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All stockholders of the Company are cordially invited to attend the annual meeting. However, the Board of Directors requests that you promptly sign, date and mail the enclosed proxy even if you plan to be present at the meeting. Your proxy should be returned in the enclosed envelope, which requires no postage if mailed in the United States.

                                     By Order of the Board of Directors,


                                            /s/ MICHAEL R. YELLIN
                                                MICHAEL R. YELLIN
                                                    Secretary

December 30, 1994

                        PLEASE DATE, SIGN AND RETURN THE
                         ENCLOSED PROXY WITHOUT DELAY.

                                    DANIEL
                               INDUSTRIES, INC.
                                    (LOGO)
          9753 Pine Lake Drive - Houston, Texas 77055 - (713) 467-6000

                                PROXY STATEMENT

     This proxy statement and the enclosed form of proxy are being mailed or otherwise delivered on or about December 30, 1994, to record holders of shares of Common Stock, $1.25 par value ("Common Stock"), of Daniel Industries, Inc. (the "Company") at the close of business on December 19, 1994. The enclosed form of proxy is solicited by the Board of Directors of the Company to be used at the annual meeting of stockholders of the Company to be held on February 2, 1995, and at any adjournment thereof. Any stockholder who executes and returns the enclosed form of proxy may revoke it at any time before it is voted by notifying the holder thereof of the fact of revocation or by voting in person at the meeting. Otherwise, if received in time, it will be voted at the meeting.

     Holders of record of shares of Common Stock at the close of business on December 19, 1994, are entitled to notice of and to vote at the annual meeting. Such holders will be entitled to cast one vote for each share so held by them on each matter submitted to stockholders at the meeting. On the record date, there were issued and outstanding 12,032,470 shares of Common Stock. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting. Abstentions are counted toward the calculation of a quorum. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

     The enclosed form of proxy provides a means for a stockholder to vote for all of the nominees for director listed therein, to withhold authority to vote for one or more of such nominees, or to withhold authority to vote for all of such nominees. The Company's bylaws provide that directors are elected by a plurality of the votes cast. Accordingly, the withholding of authority by a stockholder will have no effect on the results of the election of those directors for whom authority to vote is withheld.

     Approval of any other matters as may properly come before the annual meeting would require the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions have the same effect as a vote against any proposal.

     The Annual Report to Stockholders of the Company for its fiscal year ended September 30, 1994, accompanies this proxy statement; however, the Annual Report does not constitute a part of the proxy solicitation material.

                           OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to each person who at December 19, 1994, was known by the Company to be the beneficial owner at that date of more than five percent of the outstanding shares of Common Stock. Except as otherwise set forth, such persons have sole voting and sole investment power with respect to the shares beneficially owned by them.

                                                                         NUMBER
                                                                       OF SHARES
                                                                      BENEFICIALLY     PERCENT
                                                                        OWNED(1)       OF CLASS
                                                                      ------------     --------
    Farmers Group, Inc.(2)
    4680 Wilshire Blvd.
    Los Angeles, CA 90010...........................................       925,400        7.7%

    State of Wisconsin Investment Board
    121 East Wilson St.
    Madison, WI 53702...............................................       825,600        6.9%

    Pioneering Management Corporation(3)
    60 State Street
    Boston, MA 02109................................................       760,200        6.3%

    Mitchell Hutchins Institutional Investors, Inc.(4)
    1285 Avenue of the Americas
    New York, NY 10019..............................................       654,300        5.4%

    W. A. Griffin(5)
    9753 Pine Lake Drive
    Houston, TX 77055...............................................     1,575,567       13.0%

- ---------------

(1) Based upon information furnished by directors, officers and known principal stockholders as of December 19, 1994.

(2) Farmers Group, Inc. has shared voting and dispositive power with respect to the shares beneficially owned by them.

(3) Pioneering Management Corporation has sole dispositive power and shared voting power with respect to the shares beneficially owned by them.

(4) Mitchell Hutchins Institutional Investors, Inc. has shared voting and dispositive power with respect to the shares beneficially owned by them.

(5) At December 19, 1994, W. A. Griffin, the Chairman of the Board of Directors and Chief Executive Officer of the Company, owned 983,792 shares of Common Stock (8.1%). Mr. Griffin is also considered to be the beneficial owner of
    (i) 534,275 shares of Common Stock (4.4%) held in his capacity as trustee of a trust in which he has a vested beneficial interest and (ii) 57,500 shares of Common Stock (0.5%) that he may acquire within 60 days of December 19, 1994, through the exercise of outstanding options.

     On December 19, 1994, Wachovia Bank of North Carolina, N.A. ("Wachovia") held 486,590 shares of Common Stock (4.0%) in its capacity as Trustee of the Daniel Industries, Inc. Employees' Profit Sharing and Savings Plan Trust (the "Trust"). In that capacity, Wachovia has the power to vote and the power to dispose of the shares held by the Trust. However, the Board of Directors of the Company, acting through the appointed three-member Administrative Committee of the Daniel Industries, Inc. Employees' Profit Sharing and Savings Plan, may instruct Wachovia with respect to the investment, management and disposition of the shares held in the Trust.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of December 19, 1994, the shares of Common Stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer of the Company listed in the summary compensation table set forth below and (iii) all officers and directors of the Company as a group. Except as otherwise set forth, such persons have sole voting power and sole investment power with respect to the shares beneficially owned by them.

                                                                        NUMBER
                                                                      OF SHARES
                                                                     BENEFICIALLY      PERCENT
                                                                        OWNED          OF CLASS
                                                                     ------------      --------
    W. A. Griffin..................................................     1,575,567(1)    13.0%
    Leo E. Linbeck, Jr.............................................        10,000(2)      *
    R. H. Clemons, Jr..............................................        13,164         *
    Gibson Gayle, Jr...............................................        10,000         *
    W. A. Griffin, III.............................................       136,474(3)     1.1%
    Ronald C. Lassiter.............................................        10,300         *
    Richard L. O'Shields...........................................        12,000         *
    William C. Morris..............................................       192,259        1.6%
    Brian E. O'Neill...............................................        10,000(4)      *
    W. C. Clingman.................................................        28,518(5)      *
    H. G. Schopfer, III............................................        13,500(6)      *
    T. L. Sivak....................................................         8,000(7)      *
    All officers and directors as a group (13 persons).............     2,030,782(8)    16.6%

- ---------------

 *  Less than 1%.

(1) For further information concerning the shares of Common Stock beneficially owned by Mr. Griffin, see Note (5) to the table under "Principal Stockholders."

(2) Mr. Linbeck is considered to beneficially own 10,000 shares of Common Stock that may be acquired within 60 days of December 19, 1994, through the exercise of an outstanding option.

(3) At December 19, 1994, Mr. Griffin, III owned 60,667 shares of Common Stock. Mr. Griffin, III is also considered to beneficially own 75,807 shares of Common Stock that may be acquired within 60 days of December 19, 1994, through the exercise of outstanding options.

(4) Mr. O'Neill is considered to beneficially own 10,000 shares of Common Stock that may be acquired within 60 days of December 19, 1994, through the exercise of an outstanding option.

(5) At December 19, 1994, Mr. Clingman owned 211 shares of Common Stock. Mr. Clingman is also considered to beneficially own 28,307 shares of Common Stock that may be acquired within 60 days of December 19, 1994, through the exercise of outstanding options.

(6) At December 19, 1994, Mr. Schopfer, III owned 1,000 shares of Common Stock. Mr. Schopfer, III is also considered to beneficially own 12,500 shares of Common Stock that may be acquired within 60 days of December 19, 1994, through the exercise of outstanding options.

(7) Mr. Sivak is considered to beneficially own 8,000 shares of Common Stock that may be acquired within 60 days of December 19, 1994, through the exercise of outstanding options.

(8) Of the shares of Common Stock attributable to all officers and directors of the Company as a group, 213,114 shares of Common Stock (1.7%) are considered to be beneficially owned by such persons because they may be acquired by them within 60 days of December 19, 1994, through the exercise of outstanding options.

                             ELECTION OF DIRECTORS

     At the annual meeting of stockholders, three Class II directors of the Company are to be elected. These directors will be elected to hold office until the third succeeding annual meeting of stockholders after their election and until their respective successors shall have been elected and qualified.

     The enclosed form of proxy lists three persons nominated by the Board of Directors for election at the annual meeting of stockholders as Class II directors. Proxies may not be voted for more than three nominees for Class II director. The Board of Directors does not contemplate that any of its nominees will become unavailable for any reason. However, should any nominee of the Board of Directors become unavailable, proxies which do not withhold authority to vote for that nominee will be voted for another nominee to be selected by the Board of Directors.

DIRECTORS AND NOMINEES FOR DIRECTOR

     The following table sets forth with respect to each nominee listed in the enclosed form of proxy and each other person whose term of office as a director will continue after the annual meeting: (i) the name and age of such person;
(ii) the principal occupation of such person; and (iii) the year during which such person first became a director of the Company. The table has been prepared from information obtained from such persons.

                                                                                          DIRECTOR
            NAME              AGE                  PRINCIPAL OCCUPATION                    SINCE
- ----------------------------  ---   ---------------------------------------------------    ----
        CLASS II -- NOMINEES FOR TERMS EXPIRING AT THE THIRD SUCCEEDING ANNUAL MEETING

W. A. Griffin, III(1).......   50   President and Chief Operating Officer of the           1991
                                    Company

Ronald C. Lassiter(2).......   62   Chairman of the Board of Directors and Chief           1985
                                    Executive Officer of Zapata Protein, Inc., a marine
                                    protein company. Formerly, Chairman of the Board of
                                    Directors and Chief Executive Officer of Zapata
                                    Corporation, a natural gas and marine protein
                                    company

Richard L. O'Shields(3).....   68   Retired Chairman of the Board of Directors and         1986
                                    Chief Executive Officer of Panhandle Eastern
                                    Corporation, an interstate transporter of natural
                                    gas

       CLASS III -- DIRECTORS WHOSE TERMS EXPIRE AT THE FIRST SUCCEEDING ANNUAL MEETING

W. A. Griffin(4)............   79   Chairman of the Board of Directors and Chief           1951
                                    Executive Officer of the Company

William C. Morris(5)........   56   Chairman of the Board of Directors of J. & W.          1969
                                    Seligman & Co. Incorporated, Chairman of the Board
                                    of Directors of the Seligman Investment Companies
                                    and Chairman of the Board of Directors of
                                    Tri-Continental Corporation

Brian E. O'Neill(6).........   58   President and Chief Executive Officer of Northwest     1994
                                    Alaskan Pipeline Company, Northwest Border Pipeline
                                    Company, Northwest Pipeline Corporation, Williams
                                    Natural Gas Company and Williams Western Pipeline
                                    Company

        CLASS I -- DIRECTORS WHOSE TERMS EXPIRE AT THE SECOND SUCCEEDING ANNUAL MEETING

Leo E. Linbeck, Jr.(7)......   60   Chairman of the Board of Directors and Chief           1988
                                    Executive Officer of Linbeck Construction
                                    Corporation and Chairman of the Board of Directors,
                                    Chief Executive Officer and President of Linbeck
                                    Corporation

R. H. Clemons, Jr.(8).......   68   Consultant to the Company                              1981

Gibson Gayle, Jr.(9)........   68   Senior Partner, Fulbright & Jaworski L.L.P., a law     1985
                                    firm

                                                       (Notes on following page)

- ---------------

(1) W. A. Griffin, III has served as President and Chief Operating Officer of the Company since July 1, 1991. From 1985 to 1989, Mr. Griffin, III was Vice President, Finance and in 1989, he was elected Vice President, Finance and Chief Financial Officer of the Company. Mr. Griffin, III is the son of W. A. Griffin, the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Griffin, III serves as a Trustee of Southwest Research Institute.

(2) Mr. Lassiter is a member of the Stock Option and Audit Committees of the Board of Directors of the Company.

(3) Mr. O'Shields serves as a director of Petrolite Corporation, served as a member of the Board of Directors of Panhandle Eastern Corporation until 1993, and was Chairman of that Board of Directors from 1979 until 1988. Mr. O'Shields is a member of the Compensation Committee of the Board of Directors of the Company.

(4) Mr. Griffin has served as Chairman of the Board of Directors of the Company since 1957, and in 1985 he was designated Chief Executive Officer of the Company. Mr. Griffin is a member of the Compensation Committee of the Board of Directors of the Company.

(5) Mr. Morris has served as Chairman of the Board of Directors and President of
    J. & W. Seligman & Co. Incorporated ("Seligman"), an investment management company, since 1988. In 1989, he was elected Chairman of the Board of Directors of the Seligman Investment Companies and Chairman of the Board of Directors of Tri-Continental Corporation. Mr. Morris is also a director of Kerr-McGee Corporation. Since 1990, Seligman has acted as an investment manager for the Daniel Industries Inc. Employees' Profit Sharing and Savings Plan and predecessor plans. The fees that the Company pays to Seligman for these services are competitive with those of other institutions. The Company expects to continue to engage Seligman for certain management services. Mr. Morris is a member of the Compensation Committee of the Board of Directors of the Company.

(6) Mr. O'Neill is responsible for all of the interstate gas pipeline operations of Williams Companies, Inc. Mr. O'Neill is also a director of the Interstate Natural Gas Association of America, the American Gas Association and the Southern Gas Association. Mr. O'Neill was elected by the Company's Board of Directors at its regularly scheduled meeting on February 25, 1994, to replace Joseph L. Parrish who resigned after serving as a director of the Company since 1980.

(7) Mr. Linbeck serves as a Life Director of the Associated General Contractors of America and as a trustee/director of John Hancock Mutual Funds advised by John Hancock Advisers, Inc., GeoQuest International Holdings, Inc., Greater Houston Partnership and Panhandle Eastern Corporation. He also serves as a director of the Development Board, University of Texas Health Science
    Center -- Houston. Mr. Linbeck is a member of the Audit Committee of the Board of Directors of the Company.

(8) Mr. Clemons was President and Chief Operating Officer of the Company from 1985 until his retirement in 1991. Mr. Clemons is a member of the Stock Option Committee of the Board of Directors of the Company.

(9) Mr. Gayle has been a partner in the law firm of Fulbright & Jaworski L.L.P. since 1961, and he served as Chairman of that firm's Executive Committee from 1979 until 1992. Fulbright & Jaworski L.L.P. provides legal services to the Company on an ongoing basis, and the Company proposes to continue to engage the firm during the current fiscal year. Mr. Gayle is a member of the Audit Committee of the Board of Directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended September 30, 1994, the Board of Directors of the Company held six meetings. During fiscal 1994, each member of the Board of Directors attended at least 75% of the combined number of meetings of the Board of Directors and of the committees of the Board of which such director was a member.

     The Audit Committee of the Board of Directors reviews with the Company's independent accountants the scope and results of the annual audit of the Company's consolidated financial statements. In addition, the Audit Committee reviews the independent accountants' management letter containing their recommendations for improvements to the Company's internal controls. The Audit Committee also recommends to the Board of Directors the selection of independent accountants. The Audit Committee currently is composed of Gibson Gayle, Jr., Leo
E. Linbeck, Jr. and Ronald C. Lassiter. During the fiscal year ended September 30, 1994, the Audit Committee held two meetings.

     The Compensation Committee of the Board of Directors advises the Board of Directors concerning the compensation and benefits of certain executive officers and subsidiary officers of the Company. The Compensation Committee currently is composed of W. A. Griffin, William C. Morris and Richard L. O'Shields. During the fiscal year ended September 30, 1994, the Compensation Committee held one meeting.

     The Board of Directors of the Company has no standing nominating committee or committee performing a similar function.

                   COMPANY EXECUTIVE AND SUBSIDIARY OFFICERS

EXECUTIVE OFFICERS OF THE COMPANY

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Except for the General Counsel, who is appointed by the Chief Executive Officer and serves at his pleasure, each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his successor shall have been elected and qualified.

                                           SERVED
                                             AS
                                           COMPANY
                                          EXECUTIVE
                                           OFFICER
              NAME                  AGE     SINCE                      POSITION
- --------------------------------  ------    ----       ----------------------------------------
W. A. Griffin....................   79      1956       Chairman of the Board of Directors
                                                         and Chief Executive Officer
W. A. Griffin, III...............   50      1985       President and Chief Operating Officer
W. C. Clingman...................   60      1977       Vice President, Information Services
Michael R. Yellin................   49      1981       Vice President, Secretary and Treasurer
Henry G. Schopfer, III...........   48      1988       Vice President, Finance
Thomas L. Sivak..................   52      1987       General Counsel

SUBSIDIARY OFFICERS

     The following table lists the principal officer of each of the operating subsidiaries of the Company. Although these positions do not constitute executive offices, the persons who hold such positions are expected to make significant contributions to the business of the Company. With the exception of Mr. Gotze, all of these principal officers have been employed by the Company in a management capacity for at least five years.

                NAME                            TITLE                     SUBSIDIARY
- -------------------------------------  -----------------------  ------------------------------
Larry G. Irving......................  President                Daniel Flow Products, Inc.
Kenton Chickering, III...............  President                Daniel Valve Company
H. H. Willis.........................  Managing Director        Daniel Industries Limited
Chandra S. Tripathy..................  President                Daniel En-Fab Systems, Inc.
Jerry T. Davis.......................  President                Daniel Industrial, Inc.
Karl Gotze...........................  General Manager          Daniel Messtechnik GmbH

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE WITH RESPECT TO COMPENSATION OF EXECUTIVE OFFICERS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for advising the Board concerning the compensation and benefits of the executive officers of the Company. The Company's compensation program is designed to attract, motivate and retain management talent required to achieve corporate objectives and increase stockholder value. The program includes base salaries and annual and long-term incentives in the form of cash bonuses and stock options.

     Salaries for executive officers are reviewed annually and revised, if appropriate, based on a variety of factors, including individual performance, general levels of market salary increases and the Company's overall financial results. The Committee's review and analysis of these matters is subjective and no specific weight is given to any single performance factor. Effective June 1993, the Chief Executive Officer's salary was increased to $275,000 per year, and the other executive officers' salaries were increased an average of 11.4%. During the fiscal year ended September 30, 1994, the Chief Executive Officer's salary was not increased, and the other executive officers' salaries were increased by an average of 7.8%.

     Incentive compensation in the form of cash bonuses is generally linked to the achievement of key financial and operational objectives for the Company, but amounts awarded for any fiscal year are not based on the application of any formula. During the fiscal year ended September 30, 1994, total cash bonuses accrued for such year for the executive officers named in the summary compensation table were $90,250, including $25,000 for the Chief Executive Officer.

     The Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company and its subsidiaries with an opportunity to increase their ownership of Company stock, the interests of stockholders and those persons will be more closely aligned. Accordingly, officers and other key employees of the Company and its subsidiaries are eligible to receive stock options from time to time, giving them the right to purchase shares of Common Stock at a specified price. However, during the year ended September 30, 1994, no options were granted.

                                          Compensation Committee of the Board of
                                          Directors

                                          W. A. Griffin
                                          William C. Morris
                                          Richard L. O'Shields

CASH COMPENSATION

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                           ANNUAL COMPENSATION        SECURITIES
                                          ----------------------      UNDERLYING          ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR     SALARY($)     BONUS($)      OPTIONS(#)      COMPENSATION($)(1)
- -------------------------------  ----     ---------     --------     ------------     ------------------
W. A. Griffin, Chairman of the   1994     $ 275,150     $25,000             --              $5,467
  Board and Chief Executive      1993       258,483      35,000         37,500               4,604
  Officer                        1992       247,650      35,000             --               4,715

W. A. Griffin, III, President
  and                            1994       196,400      36,000             --               7,648
  Chief Operating Officer        1993       168,483      40,000         37,500               4,248
                                 1992       157,650      35,000             --               5,411

W. C. Clingman, Vice President,  1994       115,775      13,500             --               4,991
  Information Services           1993       102,150      15,000         15,000               3,721
                                 1992        96,150      12,000             --               3,645

H. G. Schopfer, III,             1994       103,275       9,000             --               3,798
  Vice President, Finance        1993        92,650      10,000          7,500               2,422
                                 1992        90,150       6,000             --               1,996

T. L. Sivak, General Counsel     1994       101,400       6,750             --               4,155
                                 1993        92,650       7,500          4,500               1,491
                                 1992        88,900          --             --               1,132

- ---------------

(1) Represents the vested amount of the Company's contribution to the Company's profit sharing and savings plan allocated in the indicated year to the account of the named executive officer.

        AGGREGATE OPTION EXERCISES IN FISCAL 1994 AND OPTION VALUES AT
                              SEPTEMBER 30, 1994

                                                                              NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING
                                                                             OPTIONS AT         VALUE OF
                                                                             YEAR END(#)      UNEXERCISED
                                              SHARES                        -------------     IN-THE-MONEY
                                            ACQUIRED ON        VALUE        EXERCISABLE/       OPTIONS AT
                                            EXERCISE(#)     REALIZED($)     UNEXERCISABLE       YEAR END
                                            -----------     -----------     -------------     ------------
W. A. Griffin.............................      None            None           57,500/0         $    -0-
W. A. Griffin, III........................      None            None           75,807/0           11,422
W. C. Clingman............................      None            None           28,307/0           14,468
H. G. Schopfer, III.......................      None            None           12,500/0              -0-
T. L. Sivak...............................      None            None            8,000/0           15,313

EMPLOYMENT AGREEMENT

     W. A. Griffin has an Employment Agreement with the Company, which provides that if there is no future change in control of the Company, the Company will employ him for successive five-year terms unless (i) the Company gives him notice that his employment will be terminated at the end of the five-year term in effect at the time such notice is given or (ii) he is terminated for particular reasons specified in such employment agreement. If there is a future change in control of the Company, his employment can be terminated by the Company only for good cause, as defined in the Employment Agreement, or after the expiration of five years following the date upon which such change in control occurred. Under the Employment Agreement, a change in control of the Company will result from the occurrence of any of the following events unless the transaction which causes such event is approved by not less than 75% of the directors of the Company in office immediately prior to such occurrence: (i) the Common Stock ceases to be listed on the New York Stock Exchange; (ii) any person or group of persons acting in concert is or becomes the beneficial owner of 25% or more of the Company's outstanding voting securities or (iii) during any two-year period, the members of the Board of Directors of the Company at the beginning of such period cease to constitute a majority of the directors of the Company.

     The Employment Agreement provides that during his term of employment, Mr. Griffin will be entitled to receive a minimum base annual salary of $175,000 and participate in the bonus and other employee benefit arrangements that are generally made available to the executive officers of the Company and to receive certain other fringe benefits. The Employment Agreement also provides that Mr. Griffin may terminate his employment by the Company (i) on not less than 60 days prior written notice to the Company or (ii) if there is a change in control of the Company, as previously described, upon the occurrence of certain specified events that might make his continued employment untenable, including a determination in good faith that the policies, decisions or actions of the Board of Directors or stockholders of the Company prevent him from performing his duties in a manner consistent with the manner in which such duties were performed prior to such change in control. If he elects to terminate his employment as a result of a change in control of the Company and the subsequent occurrence of one of these events, then he is entitled to receive his then current annual base salary throughout the five-year period immediately following such change in control and to continue to participate throughout such five-year period in bonus and other employee benefit arrangements. His Employment Agreement provides that if Mr. Griffin terminates his employment as a result of the occurrence of one of these events, he may elect to have the present value of the base salary that he would be entitled to receive under the Employment Agreement paid to him as a lump sum.

COMPENSATION OF DIRECTORS

     Directors who are also employees of the Company do not receive fees for attending meetings of the Board of Directors. Each nonemployee director of the Company receives fees of (i) $1,000 for each meeting of the Board of Directors and for each committee meeting thereof that he attends and (ii) $3,000 per quarter of the Company's fiscal year during which he serves as a director of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     With the exception of W. A. Griffin, Chairman of the Board and Chief Executive Officer of the Company, no member of the Compensation Committee of the Board of Directors of the Company was, during the fiscal year ended September 30, 1994, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries. William C. Morris is Chairman of the Board of Directors and President of J. & W. Seligman & Co. Incorporated, which provides investment advisory services for the Company's profit sharing and savings plan as disclosed in the footnotes to the table under "Election of Directors -- Directors and Nominees for Director."

     During the fiscal year ended September 30, 1994, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     The Securities Exchange Act of 1934 requires that the Company's directors, executive officers and 10% stockholders report to the Securities and Exchange Commission certain transactions involving Common Stock. The Company believes that these filing requirements have been satisfied except that Michael R. Yellin was late in filing a report regarding a stock sale made during November 1993.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the performance of the Common Stock to the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Oil Composite Index ("S&P Oil Composite") for the Company's last five fiscal years. The graph assumes that the value of the investment in the Common Stock and each index was $100 at September 30, 1989 and that all dividends were reinvested.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN
                                   (GRAPH)

      MEASUREMENT PERIOD            DANIEL                          S&P OIL
    (FISCAL YEAR COVERED)         INDUSTRIES        S&P 500        COMPOSITE
- -------------------------------  -------------   -------------   -------------
1989                                       100             100             100
1990                                    121.06           90.76          116.38
1991                                    125.93          119.04          127.23
1992                                     89.75          132.20          135.67
1993                                    113.49          149.39          156.97
1994                                     86.65          153.78          154.69

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective July 1, 1994, R. H. Clemons, Jr. entered into a two-year Consulting Agreement with the Company under which he provides services primarily in the area of product development and marketing. The Consulting Agreement provides that the Company will pay Mr. Clemons a fee of $85,000 per year for those services and will reimburse him for certain expenses.

                            INDEPENDENT ACCOUNTANTS

     Under the recommendation of the Audit Committee, the Board of Directors of the Company has selected Price Waterhouse LLP, independent accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending September 30, 1995. Price Waterhouse LLP has served as the Company's independent accountants for the past 38 years. Neither Price Waterhouse LLP nor any of its partners has any financial interest in or any connection with the Company, other than as independent accountants. Representatives of Price Waterhouse LLP are expected to be available at the annual meeting of stockholders to respond to appropriate questions, and they will be permitted to make a statement if they so desire.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of holders of shares of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 1996 must be received by the Company at its principal executive offices, 9753 Pine Lake Drive, Houston, Texas 77055, no later than September 1, 1995, in order to be included in the proxy statement and form of proxy relating to that meeting.

                               OTHER INFORMATION

     At the date of this proxy statement, the Board of Directors of the Company knows of no other matters to be presented for consideration at the annual meeting of stockholders. However, if any other matters should properly come before the meeting or any adjournment thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote the shares of Common Stock represented by such proxy with respect to such matters. The shares represented by such proxy will also be voted with respect to matters incident to the conduct of the meeting.

     The cost of solicitation of proxies in the accompanying form will be borne by the Company. Certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. In addition, the Company has employed Morrow & Co. to assist in the solicitation of proxies. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $10,000.

                                          By Order of the Board of Directors,

                                               /s/ MICHAEL R. YELLIN
                                                   MICHAEL R. YELLIN
                                                       Secretary

- --------------------------------------------------------------------------------

                               DANIEL INDUSTRIES, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 2, 1995

            The undersigned stockholder of Daniel Industries, Inc. (the "Company") hereby appoints W. A. Griffin, W. A. Griffin, III and Michael R. Yellin, or any of them, attorneys and proxies of the
P undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to
R cast if personally present at the Annual Meeting of Stockholders of the Company to be held in the Capitol Suite, Eighth Floor, Houston
O Club Building, 811 Rusk Avenue, Houston, Texas, at 4:00 P.M. on Thursday, February 2, 1995, and at any adjournment thereof.
X
            1. / / FOR all of the nominees for Class II director listed below
Y              (except as indicated to the contrary below).

               / / WITHHOLD AUTHORITY to vote for election of directors.

               NOMINEES: W. A. Griffin, III, Ronald C. Lassiter, Richard L. O'Shields

               (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
                             NOMINEE, WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.)

            2. In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

                     (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
            THIS PROXY WILL BE VOTED AS DIRECTED. IF YOU EXECUTE AND RETURN
        THIS PROXY BUT DO NOT SPECIFY OTHERWISE, THIS PROXY WILL BE VOTED FOR
        EACH OF THE NOMINEES LISTED HEREIN OR IF ANY ONE OR MORE OF THE
        NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER NOMINEE OR OTHER NOMINEES
        TO BE SELECTED BY THE BOARD OF DIRECTORS.

                                               Dated:__________________________

                                               ________________________________

                                               ________________________________
                                                 (Signature of Stockholder(s))

                                               Your signature should
                                               correspond with your name as
                                               it appears hereon. Joint
                                               owners should each sign. When
                                               signing as attorney, executor,
                                               administrator, trustee or
                                               guardian, please set forth
                                               your full title as it appears
                                               hereon.

                                                  PLEASE MARK, SIGN, DATE
                                                  AND RETURN IMMEDIATELY.

                                           PLEASE NOTE ANY CHANGE OF ADDRESS.

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